UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On July 24, 2008, Apollo Gold Corporation (the “Company”) closed its previously announced offering of units which is further described in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 10, 2008 and prospectus supplement filed with the SEC on July 23, 2008.

A total of 40,806,500 units were subscribed for in the offering at a price of Cdn$0.50 per unit (US$0.495 per unit for purchasers residing in the United States), for total gross proceeds of Cdn$20,215,750 and US$185,625 (net proceeds to the Company, after expenses, of approximately Cdn$18,568,338 and US$173,559). Each unit is comprised of one common share and one-half of one common share purchase warrant, with each whole warrant exercisable into one common share at a price of $0.65 per share for 36 months. At the conclusion of the offering, the Company had approximately 202,210,257 outstanding common shares. The unit offering was completed through a syndicate of agents led by Haywood Securities Inc. and including Blackmont Capital Inc. (the “Agents”).

Pursuant to the agency agreement dated July 9, 2008 and amended July 22, 2008 (the “Agency Agreement”) among the Company and the Agents, the Agents received the following compensation in consideration for their services:

•	a cash fee equal to Cdn$1,314,023 and US$12,065, which amounts together represent 6.5% of the gross proceeds of the offering; and

•
a non-transferable option to acquire up to 2,448,390 units (the “Agents’ Units”) at a price per unit of Cdn$0.60, which number of units is equal to 6% of the total number of units sold in the offering (the “Agents’ Compensation Option”). The Agents’ Compensation Option will be exercisable for a period commencing 180 days following July 24, 2008 and continuing until 48 months from July 24, 2008. Each Agents’ Unit will be comprised of one common share and one-half of one common share purchase warrant (“Agents’ Warrant”), each whole Agents’ Warrant included in the Agents’ Unit entitling the Agent holding such warrant to purchase one common share of the Company at an exercise price of Cdn$0.78 for a period commencing 180 days following July 24, 2008 and continuing until 48 months from July 24, 2008.

The net proceeds of the offering will be used to fund the Company’s proposed acquisition of the St Andrew Goldfields mill complex in Timmins, Ontario (Cdn$14,500,000, plus interest), the development of the Company’s Black Fox project and for working capital and general corporate purposes.

The Agents’ Compensation Options issued to each of the Agents, and the form of Agents’ Warrant, are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. The foregoing description of the Agents’ Compensation Options and Agents’ Warrant in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by Exhibits 10.1, 10.2 and 10.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1	Certificate of Agent’s Compensation Option to Purchase Units of Apollo Gold Corporation (Haywood Securities Inc.)
10.2	Certificate of Agent’s Compensation Option to Purchase Units of Apollo Gold Corporation (Blackmont Capital Inc.)
10.3	Form of Agents’ Warrant to Purchase Common Shares of Apollo Gold Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2008

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development